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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, File No. 333-67622; Form S-3, File No. 333-49444; Form S-8, File No. 33-99582; Form S-8, File No. 333-54254; Form S-8, File No. 333-95479; Form S-8, File No. 333-72761; Form S-8, File No. 333-51413; and Form S-8, File No. 333-05283 of Photon Dynamics, Inc. of our report dated January 7, 2002 relating to the consolidated financial statements of Intelligent Reasoning Systems, Inc. and subsidiary, which appears in the Current Report on Form 8-K/A of Photon Dynamics, Inc. dated July 16, 2001.

/s/ PricewaterhouseCoopers LLP
Austin, Texas January 9, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS